Exhibit 99.2

The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: the Securities and Exchange Commission having views different from ours on the results of the review of our past stock option grants being conducted by a Special Committee of our Board and Governmental Authorities and the review of our historical recognition of our revenue by our Audit Committee; the impact of the restatement of our financial statements and any other actions that may be taken or required as a result of any of such reviews; risks and costs inherent in litigation, including any pending or future litigation relating to our stock option grants, the restatement of our financial statements as a result of the evaluation of our historical stock option practices and revenue recognition and associated financial statements or any declines on the price of our stock; whether or when we will realign our capacity and whether any such activity will adversely affect our cost structure, ability to service customers and labor relations; and our ability to successfully address the challenges associated with integrating our acquisition of Green Point; our ability to take advantage of perceived benefits of offering customers vertically integrated services; our ability to effectively address certain operational issues that have adversely affected certain of our US operations; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing any rapid declines in customer demand that may occur; our ability to successfully consummate acquisitions; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2006, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

JABIL REPORTS FIRST QUARTER OF FISCAL 2007 RESULTS

St. Petersburg, FL – May 24, 2007…Jabil Circuit, Inc. (NYSE: JBL), a global electronic product solutions company, today reported net revenue for the first quarter of fiscal 2007, ended November 30, 2006, increased 34 percent to $3.2 billion compared to $2.4 billion for the same period of fiscal 2006.

Under generally accepted accounting principles in the United States of America (“GAAP”), operating income for the first quarter of fiscal 2007 decreased 41 percent to $52.7 million compared to $88.8 million for the same period of fiscal 2006. On a GAAP basis, net income for the first quarter of fiscal 2007 decreased 46 percent to $41.4 million compared to $76.9 million for the same period in fiscal 2006. GAAP diluted earnings per share for the first quarter of fiscal 2007 decreased 46 percent to $0.20 compared to $0.37 for the same period of fiscal 2006.

Jabil’s first quarter of fiscal 2007 core operating income decreased 24 percent to $85.0 million or 2.6 percent of net revenue compared to $111.8 million or 4.7 percent of net revenue for the first quarter of fiscal 2006. Core earnings decreased 35 percent to $60.5 million compared to $92.8 million for the first quarter of fiscal 2006. Core earnings per share decreased 34 percent to $0.29 per diluted share for the period compared to $0.44 for the first quarter of fiscal 2006.

(Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense, acquisition-related charges and restructuring and impairment charges. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense, acquisition-related charges, restructuring and impairment charges and certain other income/loss, net of tax. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil reports core operating income, core earnings and core earnings per share to provide investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income and Jabil’s core earnings and core earnings per share to its GAAP net income and GAAP earnings per share and additional information in the supplemental information below.)

M O R E

Earnings Release—Add One

May 24, 2007

First Quarter 2007 Highlights

•	Cash used in operations was approximately $252 million.

•	Sales cycle for the quarter was 23 days.

•	Annualized inventory turns were eight turns.

•	Capital expenditures were approximately $72 million.

•	Depreciation was approximately $46 million.

•	Cash and cash equivalent balances were $651 million at the end of the first quarter.

•	Return on Invested Capital was 14 percent.

•	A $0.07 quarterly dividend was paid out on December 1, 2006.

Company Conference Call Information

Jabil will conduct a conference call to discuss its fourth quarter and fiscal year 2006, fiscal first and second quarter 2007 earnings on May 24th at 1:00 p.m. EDT live on the Internet at http://jabil.com. This earnings conference call will be recorded and archived for playback on the web at http://jabil.com.

The news releases will also be available in the investors section of the web site (jabil.com) by approximately 7:00 a.m., EDT on May 24th. A taped replay of the conference call will also be available May 24, 2007 at approximately 3:00 p.m. EDT through midnight on May 30, 2007. To access the replay, call (800) 642-1687 from within the United States, or (706) 645-9291 outside the United States. The passcode is 1508800. An archived webcast of the conference call will be available at http://jabil.com/investors/.

About Jabil

Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. Jabil helps bring electronics products to the market faster and more cost effectively by providing complete product supply chain management around the world. With more than 75,000 employees and facilities in 20 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on the company’s website: jabil.com.

Investor & Media Contact:

Beth Walters

Jabil Circuit, Inc.

(727) 803-3349

investor_relations@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	November 30, 2006	August 31, 2006

ASSETS
Current assets
Cash and cash equivalents	$651,292	$773,563
Accounts receivable, net	1,512,778	1,288,024
Inventories	1,545,689	1,452,737
Income Tax Receivable	19,491	17,507
Prepaid expenses and other current assets	165,739	121,843
Deferred income taxes	26,971	25,291

Total current assets	3,921,960	3,678,965

Property, plant and equipment, net	1,011,364	985,262
Goodwill and intangible assets, net	689,223	688,774
Deferred income taxes	51,370	46,356
Other assets	12,166	12,373

Total assets	$5,686,083	$5,411,730

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current installments of notes payable, long-term debt and long-term lease obligations	$266,475	$63,813
Accounts payable	2,204,687	2,231,864
Accrued expenses	383,216	363,112
Income taxes payable	42,812	40,240
Deferred income taxes	2,796	2,305

Total current liabilities	2,899,986	2,701,334

Notes payable, long-term debt and long-term lease obligations, less current installments	329,040	329,520
Deferred income taxes	10,207	7,846
Other liabilities	79,259	78,549

Total liabilities	3,318,492	3,117,249

Stockholders’ equity
Common stock	$211	$211
Additional paid-in capital	1,281,556	1,265,382
Retained earnings	1,143,035	1,116,035
Accumulated other comprehensive income	143,040	113,104
Treasury Sock	(200,251)	(200,251)

Total stockholders’ equity	2,367,591	2,294,481

Total liabilities and stockholders’ equity	$5,686,083	$5,411,730

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except for per share data)

(Unaudited)

	Three months ended
	November 30,	November 30,
	2006	2005
Net revenue	$3,224,003	$2,404,407
Cost of revenue	3,032,018	2,208,585

Gross profit	191,985	195,822

Operating expenses:
Selling, general and administrative	109,756	94,542
Research and development	8,708	6,601
Amortization of intangibles	5,766	5,856
Restructuring & impairment charges	15,037	—

Operating income	52,718	88,823

Interest, net and other	4,261	1,307

Income before income taxes	48,457	87,516

Income tax expense	7,080	10,626

Net income	$41,377	$76,890

Earnings per share:
Basic	$0.20	$0.38

Diluted	$0.20	$0.37

Common shares used in the calculation of earnings per share:
Basic	203,077	204,699

Diluted	206,361	209,861

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(In thousands, except for per share data)

(Unaudited)

	Three months ended
	November 30, 2007	November 30, 2006
Operating income (GAAP)	$52,718	$88,823
Amortization of intangibles	5,766	5,856
Stock-based compensation	11,518	17,137
Restructuring charges	15,037	—

Core operating income (Non-GAAP)	$85,039	$111,816

Net income (GAAP)	$41,377	$76,890
Amortization of intangibles, net of tax	4,640	4,723
Stock-based compensation, net of tax	8,254	11,214
Restructuring charges, net of tax	13,233	—
Other loss (income), net of tax	(6,998)	—

Core earnings (Non-GAAP)	$60,506	$92,827

Earnings per share: (GAAP)
Basic	$0.20	$0.38

Diluted	$0.20	$0.37

Core earnings per share: (Non-GAAP)
Basic	$0.30	$0.45

Diluted	$0.29	$0.44

Common shares used in the calculations of earnings per share: (GAAP)
Basic	203,077	204,699

Diluted	206,361	209,861

Common shares used in the calculations of earnings per share: (Non-GAAP)
Basic	203,077	204,699

Diluted	206,361	209,861